                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                ------------------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               ThermoGenesis Corp.
             (Exact name of registrant as specified in its charter)



            Delaware                                     94-3018487
 -----------------------------                      --------------------
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                      Identification No.)




                  3146 Gold Camp Drive, Rancho Cordova, CA 95670
                -------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                       Amended 1998 Employee Equity Incentive Plan
                2002 Independent Directors Equity Incentive Plan
            Non-Qualified Independent Director Stock Option Agreement
                            (Full title of the plans)



                              Philip H. Coelho, CEO
                               ThermoGenesis Corp.
                              3146 Gold Camp Drive
                            Rancho Cordova, CA 95670
                            ------------------------
                     (Name and address of agent for service)


                                 (916) 858-5100
                                 --------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

========================= ======================= ======================= ======================= ======================

Title of each class of                               Proposed maximum        Proposed maximum
securities to be               Amount to be         offering price per      aggregate offering          Amount of
registered                      registered                share                   price             registration fee
------------------------- ----------------------- ----------------------- ----------------------- ----------------------

Common Stock                    1,000,000                $2.25(1)               $2,250,000               $207.00
underlying Amended 1998
Employee Equity Incentive
Plan reserved for future
issuance
------------------------- ----------------------- ----------------------- ----------------------- ----------------------

Common Stock Underlying          250,000                 $2.25(1)                $562,500                $51.75
2002 Independent
Directors Equity
Incentive Plan reserved
for future issuance
------------------------- ----------------------- ----------------------- ----------------------- ----------------------

Non-Qualified                     25,000                 $1.57(2)                $39,250                  $3.62
Independent Director
Stock Option Agreement

------------------------- ----------------------- ----------------------- ----------------------- ----------------------

     Total                      1,275,000                                                                $262.37
========================= ======================= ======================= ======================= ======================

(1) Calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended ("Securities Act"). Estimated for the sole purpose of calculating the registration fee and based upon the average of the high and low price per share of the common stock of the Company on February 8, 2002, as reported on the Nasdaq SmallCap Market.

(2) Calculated in accordance with Rule 457(h) of the Securities Act based upon stock options for which the exercise price is known.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The Securities and Exchange Commission rules and regulations allow us to "incorporate by reference" the information that we file with the Securities and Exchange Commission. This means that we can disclose additional important information to you by referring to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file in the future with the Securities and Exchange Commission will automatically update and supersede this information. We have filed the following documents with the Securities and Exchange Commission and the information contained in those documents is incorporated by reference into this registration statement:

(1) Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001;

(2) Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 and Form 10-Q for the quarter ended December 31, 2001;

(3) Registrant's Proxy Statement for the Annual Meeting held on January 24, 2002; and

(4) The Description of Securities in Item 1 of the Registration Statement on Form 8A for registration of the Registrant's common stock pursuant to
     Section 12(g) of the Exchange Act.

Item 4. Description of Securities.

     The Registrant's common stock to be offered under this registration statement is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

     The legality of the shares of common stock offered hereby will be passed upon for the Company by Bartel Eng & Schroder, Sacramento, California. As of the date of this registration statement, certain members of Bartel Eng & Schroder owns an aggregate of 17,832 shares of common stock, including 4,722 warrants.

Item 6. Indemnification of Directors and Officers.

     The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power to indemnify its directors, officers, employees and agents from expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, in which such person is involved by reason of the fact such person were or are directors, officers, employees or agents of the Company, provided that such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such person may not be indemnified if the person has been adjudged liable to the corporation in the performance of such person's duties to the corporation, unless the Court of Chancery or the court in which such action or suit was brought determines that, in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnity. To the extent that such person has been successful on the merits or otherwise in defense of any proceeding, the General Corporate Law of the State of Delaware provides that such person shall be indemnified against expenses (including attorney's fees) reasonably and actually incurred. The Certificate of Incorporation and the By-laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or stock redemption, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains such a provision.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit Number          Description of Exhibit
--------------          ----------------------

     4.3.1 Amended 1998 Employee Equity Incentive Plan(1)

     4.3.2 2002 Independent Directors Equity Incentive Plan(2)

     4.3.3 Non-Qualified Stock Option Agreement for Spencer Browne

     5.1  Opinion of Bartel Eng & Schroder dated February 12, 2002.

     23.1 Consent of Bartel Eng & Schroder (contained in Exhibit 5.1)

     23.2 Consent of Ernst & Young LLP, Independent Auditors

(1) Incorporated by reference from the Company's Proxy Statement for the meeting held on February 2, 1997 (File No.: 000-16375).

(2) Incorporated by reference from the Company's Proxy Statement for the meeting held on January 24, 2002 (File No.: 333-72035).

Item 9.  Undertakings.

(f) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1) (i) and (a)(1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                     * * * *

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cordova, State of California.

                                            THERMOGENESIS CORP.,
                                            a Delaware corporation


Dated:  2/14/02                             By: /s/ Philip H. Coehlo
        -------                                 -------------------------------
                                                Chief Executive Officer and
                                                Chairman of the Board
                                                (Principal Executive Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.



Dated:   2/14/02                            By: /s/ Philip H. Coehlo
         -------                                -------------------------------
                                                Chief Executive Officer and
                                                Chairman of the Board
                                                (Principal Executive Officer)


Dated:   2/14/02                            By: /s/ James H. Godsey
         -------                                -------------------------------
                                                James H. Godsey,
                                                President, Chief Operating
                                                Officer and Director


Dated:   2/15/02                            By: /s/ Hubert Huckel
         -------                                -------------------------------
                                                Hubert Huckel,
                                                Director


Dated:   2/15/02                            By:  /s/ Patrick McEnany
         -------                                 ------------------------------
                                                 Patrick McEnany,
                                                 Director

Dated:   2/15/02                            By:  /s/ David Howell
         ------                                  ------------------------------
                                                 David Howell,
                                                 Director

Dated:   2/15/02                            By:  /s/ George Barry
         -------                                 ------------------------------
                                                 George Barry,
                                                 Director


Dated:   2/15/02                            By:  /s/Edward Cape
         -------                                 ------------------------------
                                                 Edward Cape,
                                                 Executive Vice President of
                                                 Corporate Strategy and Director


Dated:   2/14/02                            By:  /s/ Renee Ruecker
         -------                                 ------------------------------
                                                 Renee Ruecker,
                                                 Vice President of Finance
                                                 (Principal Accounting Officer)